Evoqua Water Technologies Reports Second Quarter 2018 Results

•	Consolidated revenues of $333.7 million, an 11.3% increase year-over-year

•	Net income of $13.0 million, an improvement of 165.2% year-over-year

•	Adjusted EBITDA of $57.7 million, up $13.8 million or 31.3% year-over-year

Pittsburgh, PA - May 8, 2018 -- Evoqua Water Technologies Corp. (NYSE:AQUA) today reported results for its second quarter of fiscal 2018.
Revenues for the second quarter of fiscal 2018 were $333.7 million, an increase of $33.8 million or 11.3% as compared to the second quarter of the prior year. Revenue growth was led by increases in the Industrial segment related to capital projects in the power market, remediation projects and revenues from recently acquired businesses. Additionally, the Products segment contributed to year-over-year growth through volume increases across multiple divisions.
Net income for the quarter was $13.0 million, an improvement of $8.1 million or 165.2% year-over-year. Diluted EPS for the quarter was $0.10 per share on 119.2 million weighted average shares outstanding.
Adjusted EBITDA was $57.7 million in the second quarter of fiscal 2018, an increase of $13.8 million or 31.3% year-over-year. The improvement in Adjusted EBITDA was driven by the increase in revenues and related profit as well as a decrease in operating expenses year-over-year.
“Our businesses performed well in the second quarter, particularly within our Industrial and Products segments,” said Ron Keating, Evoqua CEO.   “For the quarter, we reported strong Industrial segment capital sales and broad-based growth across much of the Products business. Solid cost controls along with volume leverage and margin improvement drove overall EBITDA expansion and improved cash flow. We are very pleased to have closed on the Pure Water Solutions and Pacific Ozone acquisitions during the quarter to supplement organic growth.”

Mr. Keating continued, “Our value proposition uniquely positions Evoqua to be the solutions provider of choice for capital, service and aftermarket opportunities. Key vertical markets continue to be trending positively and we are seeing more customers looking to outsource their water treatment systems to companies like Evoqua, providing additional growth opportunities.”

Second Quarter Segment Results
The Company has three reportable segments - Industrial, Municipal and Products.
Industrial
The Industrial segment combines equipment and services to improve operational reliability and environmental compliance for heavy and light industry, commercial and institutional markets. Their customers span industries including hydrocarbon processing, chemical processing, power, food and beverage, life sciences, health services and microelectronics.
Revenues in the Industrial segment increased $20.8 million, or 13.0%, to $181.3 million in the second quarter of fiscal 2018 as compared to $160.5 million in the same period in the prior year -

•	Capital revenues increased $10.7 million, primarily in the power market and with remediation projects.

•	Service revenues increased $0.6 million related to power, hydrocarbon processing and chemical processing.

•	Acquisitions contributed $9.5 million of revenue from the additions of ADI, Noble and Pure Water.
Operating profit in the Industrial segment increased $5.2 million, or 20.0%, to $31.0 million in the second quarter of fiscal 2018 from $25.8 million in the same period of the prior year -

•	$3.5 million of benefits were experienced as a result of lower employment costs driven by restructuring and cost improvement initiatives implemented in the current and prior fiscal year.

•	$2.3 million of profit was provided from the ADI, Noble and Pure Water acquisitions.

•	Excluding the impact of acquisitions, Industrial segment profitability was tempered by the product mix of higher capital projects revenue growth as compared to higher margin services revenue growth.

•
Additionally, profitability improvements were partially offset by $1.2 million related to higher depreciation and amortization driven by capital investment in service assets and the acquisitions mentioned above.

EBITDA in the Industrial segment increased $6.3 million, or 17.9%, to $41.7 million in the three months ended March 31, 2018 from $35.4 million in the three months ended March 31, 2017. The increase in EBITDA resulted from the same factors which impacted operating profit, less the change in depreciation and amortization.
Municipal
The Municipal segment helps engineers and municipalities meet new demands for plant performance through market-leading equipment, solutions and services backed by trusted brands and over 100 years of applications experience. The segment’s customers include waste water and drinking water collection and distribution systems and utility operators. The segment’s services include odor and corrosion control services.
Municipal revenues increased slightly by $0.7 million, or 1.1%, to $64.3 million for the second quarter of fiscal 2018, as compared to $63.6 million for the comparable period in the prior year -

•	Large projects saw an increase of $2.9 million due to growth within MEMCOR.

•	Service revenue experienced growth of $0.2 million.

•
Growth was partially offset by a decrease in revenue of $1.7 million related to timing of aftermarket product sales as compared to the same period of the prior year, and $0.6 million of lower revenue from our Italian operations as this portion of our business approached final wind down.

Operating profit in the Municipal segment increased $1.5 million, or 23.2%, to $8.0 million for the second quarter of fiscal 2018 from $6.5 million for the same period in the prior year -

•	$1.2 million improvement related primarily to lower employment expenses resulting from the shift to a customer focused organizational structure from administrative and back-office functions.

•	$1.7 million associated with a reduction in warranty costs due to improved product quality and better project execution.

•	Lower depreciation expense of $0.3 million.

•	Operating profit decreased by $1.7 million as a result of the mix shift to higher capital projects revenue growth as compared to higher margin aftermarket revenue.
EBITDA in the Municipal segment increased $1.3 million, or 14.4%, to $9.8 million in the three months ended March 31, 2018 from $8.5 million in the three months ended March 31, 2017. EBITDA performance was driven by the same factors which impacted operating profit, less the change from depreciation and amortization.
Products
The Products segment has distinct business operating units, each built on well-known brands and technologies that are sold globally through multiple sales and aftermarket channels. Additionally, the Products segment also offers industrial, municipal and recreational users improved operational reliability and environmental compliance. The segment’s customers include original equipment manufacturers, regional and global distributors, engineering, procurement and contracting customers, and end users in the industrial, municipal and commercial industries.
Products revenues increased $12.2 million, or 16.2%, to $88.1 million in the second quarter of fiscal 2018 from $75.9 million in the comparable period of the prior year -

•	Growth of $7.2 million in revenues across the segment, comprised of contributions from four of the five divisions.

•	Acquisitions contributed $1.3 million from the additions of Olson and Pacific Ozone.

•	The positive impact of foreign currency was $3.8 million, primarily related to transactions denominated in euro and pound sterling.
Operating profit in the Products segment increased $6.0 million, or 43.6%, to $19.9 million for the second quarter of fiscal 2018 as compared to $13.9 million in the prior year period -

•	Overall increased volume and mix of product offerings as well as operational efficiency delivered $2.8 million of operating profit.

•
$2.5 million of benefits were experienced as a result of lower employment costs driven by restructuring and cost improvement initiatives implemented in the current and prior fiscal year as well as lower depreciation and amortization.

•	The positive impact of foreign currency was $0.5 million; and

•	The Olson and Pacific Ozone acquisitions contributed $0.2 million year over year.
EBITDA in the Products segment increased $6.0 million, or 35.5%, to $23.0 million in the three months ended March 31, 2018 from $17.0 million in the three months ended March 31, 2017. The increase in EBITDA resulted from the same factors which impacted operating profit, less the change in depreciation and amortization.

Second Quarter 2018 Earnings Call and Webcast
The Company will hold its second quarter earnings conference call Tuesday, May 8 at 10:00 a.m. E.T. The live audio webcast and presentation slides for the call will be accessible via Evoqua's Investor Relations website, http://aqua.evoqua.com/. The link to the webcast replay as well as the presentation slides will also be posted on Evoqua's Investor Relations website.

About Evoqua Water Technologies
Evoqua Water Technologies is a leading provider of mission critical water treatment solutions, offering services, systems and technologies to support its customers’ full water lifecycle needs. Evoqua Water Technologies has worked to protect water, the environment and its employees for more than 100 years, earning a reputation for quality, safety and reliability around the world. Headquartered in Pittsburgh, Pennsylvania, Evoqua operates 160 locations in eight countries and, with over 200,000 installations and 87 service branches, holds leading positions in the North American industrial, commercial and municipal water treatment markets, serving more than 38,000 customers worldwide.

EVOQUA WATER TECHNOLOGIES CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2018	2017	2018
Revenue from product sales and services	$299,901	$333,690	$579,773	$630,740
Cost of product sales and services	(205,568)	(225,693)	(403,372)	(434,364)

Gross Profit	94,333	107,997	176,401	196,376
General and administrative expense	(40,211)	(44,742)	(89,397)	(83,807)
Sales and marketing expense	(36,690)	(34,330)	(71,783)	(68,571)
Research and development expense	(5,086)	(4,021)	(10,091)	(8,674)
Other operating (expense) income	(365)	904	1,309	311
Interest expense	(11,898)	(10,810)	(26,651)	(28,053)
Earnings (loss) before income taxes	83	14,998	(20,212)	7,582
Income tax benefit (expense)	4,812	(2,018)	11,907	2,393
Net income (loss)	4,895	12,980	(8,305)	9,975
Net income attributable to non‑controlling interest	1,697	477	2,096	1,185
Net income (loss) attributable to Evoqua Water Technologies Corp.	$3,198	$12,503	($10,401)	$8,790

Weighted average shares outstanding
Basic	104,632	113,770	104,632	113,770
Diluted	107,741	119,215	104,632	119,543
Earnings (loss) per share
Basic	$0.03	$0.11	$(0.10)	$0.08
Diluted	$0.03	$0.10	$(0.10)	$0.07

EVOQUA WATER TECHNOLOGIES CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

		(Unaudited)
	September 30, 2017	March 31, 2018
ASSETS
Current assets	$512,240	$530,872
Cash and cash equivalents	59,254	75,742
Receivables, net	245,248	217,852
Inventories, net	120,047	136,251
Cost and earnings in excess of billings on uncompleted contracts	66,814	74,792
Prepaid and other current assets	20,046	25,394
Income tax receivable	831	841
Property, plant, and equipment, net	280,043	285,687
Goodwill	321,913	329,898
Intangible assets, net	333,746	323,515
Deferred income taxes	2,968	7,140
Other non‑current assets	22,399	22,747
Total assets	$1,473,309	$1,499,859
LIABILITIES AND EQUITY
Current liabilities	$291,899	$282,645
Accounts payable	114,932	138,454
Current portion of debt	11,325	11,057
Billings in excess of costs incurred	27,124	25,040
Product warranties	11,164	8,746
Accrued expenses and other liabilities	121,923	91,998
Income tax payable	5,431	7,350
Non‑current liabilities	964,835	856,138
Long‑term debt	878,524	775,984
Product warranties	6,110	3,790
Other non‑current liabilities	67,673	66,080
Deferred income taxes	12,528	10,284
Total liabilities	1,256,734	1,138,783
Commitments and Contingent Liabilities
Shareholders’ equity
Common stock, par value $0.01: authorized 1,000,000 shares; issued 105,359 shares, outstanding 104,949 shares at September 30, 2017; issued 114,710 shares, outstanding 113,769 shares at March 31, 2018.	1,054	1,142
Treasury stock: 410 shares at September 30, 2017 and 941 shares at March 31, 2018.	(2,607)	(2,837)
Additional paid‑in capital	388,986	525,997
Retained deficit	(170,006)	(161,216)
Accumulated other comprehensive loss, net of tax	(5,989)	(6,782)
Total Evoqua Water Technologies Corp. equity	211,438	356,304
Non‑controlling interest	5,137	4,772
Total shareholders’ equity	216,575	361,076
Total liabilities and shareholders’ equity	$1,473,309	$1,499,859

EVOQUA WATER TECHNOLOGIES CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands)

	Six Months Ended March 31, 2017	Six Months Ended March 31, 2018
Operating activities
Net (loss) income	$(8,305)	$9,975
Reconciliation of net (loss) income to cash flows from operating activities:
Depreciation and amortization	37,520	40,363
Amortization of deferred financing costs (includes $2,075 and $2,994 write off of deferred financing fees)	4,576	4,145
Deferred income taxes	(11,015)	(6,013)
Share based compensation	1,020	6,862
Gain on sale of property, plant and equipment	(446)	102
Foreign currency losses on intracompany loans	5,095	(2,934)
Changes in assets and liabilities
Accounts receivable	(5,093)	28,946
Inventories	(8,826)	(14,936)
Cost and earnings in excess of billings on uncompleted contracts	1,401	(7,848)
Prepaids and other current assets	(1,090)	(5,156)
Accounts payable	(1,552)	22,821
Accrued expenses and other liabilities	(13,152)	(30,810)
Billings in excess of costs incurred	(1,205)	(2,032)
Income taxes	(3,497)	1,849
Other non‑current assets and liabilities	4,223	(3,483)
Net cash (used in) provided by operating activities	(346)	41,851
Investing activities
Purchase of property, plant and equipment	(27,229)	(31,670)
Purchase of intangibles	(410)	(291)
Proceeds from sale of property, plant and equipment	425	539
Acquisitions, net of cash received of $0	(10,730)	(10,224)
Net cash used in investing activities	(37,944)	(41,646)
Financing activities
Issuance of debt	150,000	—
Capitalized deferred issuance costs related to refinancing	(4,198)	(1,792)
Borrowings under credit facility	33,000	6,000
Repayment of debt	(132,738)	(111,161)
Repayment of capital lease obligation	(2,656)	(5,489)
Shares of common stock issued in initial public offering, net of offering costs	4,151	137,605
Taxes paid related to net share settlements of share-based compensation awards	—	(7,368)
Stock repurchases	(543)	(230)
Distribution to non‑controlling interest	(3,500)	(1,550)
Net cash provided by financing activities	43,516	16,015
Effect of exchange rate changes on cash	(586)	268
Change in cash and cash equivalents	4,640	16,488
Cash and cash equivalents
Beginning of period	50,362	59,254
End of period	$55,002	$75,742

Adjusted EBITDA
We use the non-GAAP financial measure “Adjusted EBITDA” in evaluating our past performance and future prospects. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for the impact of certain other items, including restructuring and related business transformation costs, purchase accounting adjustment costs, non cash stock based compensation, sponsor fees, transaction costs and other gains, losses and expenses.
Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present Adjusted EBITDA, which is not a recognized financial measure under GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA to supplement GAAP measures of performance as follows:

•
to assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance;

•	in our management incentive compensation which is based in part on components of Adjusted EBITDA;

•	in certain calculations under our senior secured credit facilities, which use components of Adjusted EBITDA.

•	to evaluate the effectiveness of our business strategies;

•	to make budgeting decisions; and

•	to compare our performance against that of other peer companies using similar measures.
In addition to the above, our chief operating decision maker uses EBITDA of each reportable segment to evaluate the operating performance of such segments. EBITDA of the reportable segments does not include certain unallocated charges that are presented within Corporate activities. These unallocated charges include certain restructuring and other business transformation charges that have been incurred to align and reposition the Company to the current reporting structure, acquisition related costs (including transaction costs, integration costs and recognition of backlog intangible assets recorded in purchase accounting) and stock-based compensation charges.
You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non recurring items. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
The following is a reconciliation of our net income (loss) to Adjusted EBITDA (unaudited, amounts in thousands):

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2018	2017	2018
Net income (loss)	$4,895	$12,980	$(8,305)	$9,975
Interest expense	11,898	10,810	26,651	28,053
Income tax (benefit) expense	(4,812)	2,018	(11,907)	(2,393)
Depreciation and amortization	18,873	20,480	37,520	40,363

EBITDA	30,854	46,288	43,959	75,998
Restructuring and related business transformation costs (a)	9,875	8,228	23,033	16,343
Purchase accounting adjustment costs (b)	10	—	229	—
Share-based compensation (c)	554	4,250	1,020	6,862
Sponsor fees (d)	1,000	—	2,000	333
Transaction costs (e)	2,400	846	3,759	1,360
Other gains, losses and expenses (f)	(764)	(1,912)	7,171	(3,215)
Adjusted EBITDA	$43,929	$57,700	$81,171	$97,681

_______________________

(a)	Represents:

(i)
costs and expenses in connection with various restructuring initiatives since our acquisition, through our wholly-owned entities, EWT Holdings II Corp. and EWT Holdings III Corp., of all of the outstanding shares of Siemens Water Technologies, a group of legal entity businesses formerly owned by Siemens Aktiengesellschaft, on January 15, 2014 (the “AEA Acquisition”), including severance costs, relocation costs, recruiting expenses, write‑offs of inventory and fixed assets and third‑party consultant costs to assist with these initiatives (includes (A) $5.7 million and $15.9 million for the three and six months ended March 31, 2017, respectively, and $0.0 million and $0.3 million for the three months and six months ended March 31, 2018, respectively, (all of which is reflected as a component of Restructuring charges in “Note 11-Restructuring and Related Charges” to our unaudited condensed consolidated financial statements to be included in our Quarterly Report on Form 10-Q for the period ended March 31, 2018) related to our voluntary separation plan pursuant to which approximately 220 employees accepted separation packages, and (B) $1.5 million and $2.7 million for the three and six months ended March 31, 2017, respectively, reflected as a components of Cost of product sales and services ($0.9 million and $1.7 million for the three and six month periods, respectively), and General and administrative expense ($0.6 million and $1.0 million for the three and six month periods, respectively); and $1.9 million and $5.4 million for the three and six month periods ended March 31, 2018, respectively, reflected as components of Cost of product sales and services ($0.3 million and $1.6 million for the three and six month periods, respectively), Research and development expense ($0.2 million and $0.5 million for the three and six month periods, respectively), Sales and marketing expense ($0.2 million and $0.5 million for the three and six month periods, respectively) and General and administrative expense ($1.2 million and $2.8 million for the three and six month periods, respectively) (all of which is reflected as a component of Restructuring charges in “Note 11-Restructuring and Related Charges” to our unaudited condensed consolidated financial statements to be included in our Quarterly Report on Form 10-Q for the period ended March 31, 2018) related to various other initiatives implemented to restructure and reorganize our business with the appropriate management team and cost structure);

(ii)
legal settlement costs and intellectual property related fees associated with legacy matters prior to the AEA Acquisition, including fees and settlement costs related to product warranty litigation on MEMCOR products and certain discontinued products ($0.3 million and $0.8 million for the three and six months ended March 31, 2017, respectively, reflected as components of Cost of product sales and services ($0.1 million and $0.2 million for the three and six month periods, respectively) and General and administrative expense ($0.2 million and $0.6 million for the three and six month periods, respectively), and $0.9 million and $1.0 million for the three and six months ended March 31, 2018, reflected as components of Cost of product sales and services ($0.3 million and $0.4 million for the three and six month periods, respectively) and General and administrative expense ($0.6 million and $0.6 million for the three and six month periods, respectively));

(iii)
expenses associated with our information technology and functional infrastructure transformation following the AEA Acquisition, including activities to optimize information technology systems and functional infrastructure processes ($2.3 million and $3.7 million for the three and six months ended March 31, 2017, primarily reflected as components of Cost of product sales and services ($1.2 million and $1.7 million for the three and six month periods, respectively), Sales and marketing expense ($0.2 million and $0.5 million for the three and six month periods, respectively) and General and administrative expense ($0.9 million and $1.5 million for the three and six month periods, respectively), and $3.4 million and $4.7 million in the three and six months ended March 31, 2018, primarily reflected as components of Cost of product sales and services ($1.2 million and $2.2 million for the three and six month periods, respectively), Sales and marketing expense ($0.1 million for the three and six months periods, respectively) and General and administrative expense ($2.1 million and $2.4 million for the three and six month periods, respectively)); and

(iv)
costs incurred by us in connection with our IPO and secondary offering, including consultant costs and public company compliance costs ($2.0 million and $5.0 million for the three and six months ended March 31, 2018, respectively, all reflected as a component of General and administrative expense).

(b)	Represents adjustments for the effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of the acquisition of Magneto.

(c)
Represents non‑cash stock‑based compensation expenses related to option awards. See “Note 14-Share Based Compensation” to our unaudited condensed consolidated financial statements to be included in our Quarterly Report on Form 10-Q for the period ended March 31, 2018 for further detail.

(d)
Represents management fees paid to AEA pursuant to the management agreement. Pursuant to the management agreement, AEA provided advisory and consulting services to us in connection with the AEA Acquisition, including investment banking, due diligence, financial advisory and valuation services. AEA also provided ongoing advisory and consulting services to us pursuant to the management agreement. In connection with the IPO, the management agreement was terminated effective November 6, 2017. See “Note 16-Related-Party Transactions” to our unaudited condensed consolidated financial statements to be included in our Quarterly Report on Form 10-Q for the period ended March 31, 2018 for further detail.

(e)
Represents expenses associated with acquisition and divestiture related activities and post‑acquisition integration costs and accounting, tax, consulting, legal and other fees and expenses associated with acquisition transactions ($2.4 million and $3.8 million in the three and six months ended March 31, 2017, respectively, and $0.8 million and $1.4 million in the three and six months ended March 31, 2018, respectively).

(f)	Represents:

(i)
impact of foreign exchange gains and losses ($2.5 million gain and $5.2 million loss in the three and six months ended March 31, 2017, respectively, and $2.1 million gain and $3.7 million gain in the three and six months ended March 31, 2018, respectively);

(ii)
foreign exchange impact related to headquarter allocations ($0.9 million loss and $1.1 million loss for the three and six months ended March 31, 2017, respectively, and $0.2 million gain for the three and six months ended March 31, 2018, respectively); and

(iii)
expenses related to maintaining non-operational business locations ($0.6 million and $0.7 million in the three and six months ended March 31, 2017, respectively, and $0.5 million $0.7 million in the three and six months ended March 31, 2018, respectively).

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include among other things, general global economic and business conditions; our ability to compete successfully in our markets; our ability to continue to develop or acquire new products, services and solutions and adapt our business to meet the demands of our customers, comply with changes to government regulations and achieve market acceptance with acceptable margins; our ability to implement our growth strategy, including acquisitions and our ability to identify suitable acquisition targets; our ability to operate or integrate any acquired businesses, assets or product lines profitably or otherwise successfully implement our growth strategy; delays in enactment or repeals of environmental laws and regulations; the potential for us to become subject to claims relating to handling, storage, release or disposal of hazardous materials; risks associated with product defects and unanticipated or improper use of our products; the potential for us to incur liabilities to customers as a result of warranty claims of failure to meet performance guarantees; our ability to meet our customers’ safety standards or the potential for adverse publicity affecting our reputation as a result of incidents such as workplace accidents, mechanical failures, spills, uncontrolled discharges, damage to customer or third-party property or the transmission of contaminants or diseases; litigation, regulatory or enforcement actions and reputational risk as a result of the nature of our business or our participation in large-scale projects; seasonality of sales and weather conditions; risks related to government customers, including potential challenges to our government contracts or our eligibility to serve government customers; the potential for our contracts with federal, state and local governments to be terminated or adversely modified prior to completion; risks related to foreign, federal, state and local environmental, health and safety laws and regulations and the costs associated therewith; risks associated with international sales and operations, including our operations in China; our ability to adequately protect our intellectual property from third-party infringement; our increasing dependence on the continuous and reliable operation of our information technology systems; risks related to our substantial indebtedness; our need for a significant amount of cash, which depends on many factors beyond our control; AEA’s influence over us; and other factors to be described in the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, as filed with the SEC December 4, 2017, and in other periodic reports we file with the SEC. Additionally, any forward looking statements made in this press release speak only as of the date of this release. We undertake no obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.